EXHIBIT 99.1

BANKUNITED, INC. TO ACQUIRE HERALD NATIONAL BANK

MIAMI LAKES, FL and NEW YORK, NY — BankUnited, Inc. (“BKU”) (NYSE:BKU) and Herald National Bank (“Herald” or “HNB”) (NYSE AMEX:HNB) today announced the execution of a definitive merger agreement pursuant to which BKU will, subject to the terms and conditions set forth therein, acquire Herald.  Herald will initially operate as a separate subsidiary of BKU.  Randy Nielsen, Herald’s Chairman and Chief Executive Officer, will remain Chief Executive Officer of Herald at the close of the transaction.

The merger, which is subject to approval by regulatory authorities and HNB shareholders, is expected to close in the fourth quarter of 2011.

Under the terms of the merger agreement, which has been approved by both boards of directors, holders of HNB common and preferred stock will have the right, subject to proration, to elect to receive cash or BKU common stock, in either case having a value equal to $1.35 plus the value of 0.0990 shares of BKU common stock.  Based on the closing price of BKU’s common stock at the close of business on June 1, 2011, the transaction values each share of HNB common and preferred stock at $4.13, for a total transaction value of approximately $71.4 million.  The total consideration is expected to consist of approximately $22.9 million in cash and approximately 1.7 million shares of BKU common stock.  Based on the transaction value, the purchase price is 1.4 times HNB’s stated book value as of March 31, 2011, and 1.1 times HNB’s book value when adjusted for the recognition of a portion of the deferred tax asset recorded by Herald.

Rajinder P. Singh, Chief Operating Officer of BKU, stated, “The acquisition of Herald is an important step toward expanding the reach of BankUnited into the New York market.  Herald’s focus on relationship banking is perfectly aligned with our core vision. With its clean balance sheet and team of talented professionals, we expect this transaction to make a significant contribution to BankUnited’s earnings over time.”

Douglas J. Pauls, Chief Financial Officer of BKU, added, “This is a great example of our ability to leverage excess capital to do a smart and opportunistic transaction. We will be using a portion of the proceeds from our successful initial public offering at the beginning of the year to purchase a bank with good credit discipline at a fair price.”

When asked about the merger, Mr. Nielsen commented, “We are thrilled to become a part of the BKU family. This combination is a great outcome for our shareholders and employees and will allow us to better serve our customers. BKU is a unique growth story and we are excited to begin a new chapter with them in New York.”

BKU was advised by the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.  HNB was advised by and received a fairness opinion from Sandler O’Neill + Partners, L.P. and was advised by the law firm of Luse Gorman Pomerenk & Schick, P.C.

About BankUnited, Inc.

BankUnited, Inc. is the parent company of BankUnited, one of the most well-capitalized banks in the country and the second largest depository institution in Florida based on assets. Serving businesses and consumers in 13 Florida counties through more than 80 branches, BankUnited provides a wide range of commercial and consumer banking services.  For additional information, visit www.BankUnited.com.

About Herald National Bank

Herald National Bank is a relationship-based banking institution dedicated to serving the commercial and private banking needs of small to mid-size businesses, their owners, executives and senior managers, as well as high-net-worth individuals in the New York metropolitan area. Herald National Bank presently has three offices located in Manhattan (623 Fifth Avenue), Brooklyn (1333 60th Street), and Melville, Long Island (58 South Service Road). For more information, visit www.heraldnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of BKU and Herald with respect to, among other things, future events and financial performance.  BKU and Herald generally identify forward-looking statements by terminology such as “outlook”, “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the current plans, estimates and expectations of BKU and Herald. The inclusion of this forward-looking information should not be regarded as a representation by BKU or Herald that the future plans, estimates or expectations contemplated herein will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to BKU’s and Herald’s respective operations, financial results, financial condition, business prospects, ability to complete the merger, growth, strategy and liquidity.  If one or more of these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may vary materially from those indicated in these statements.  These factors should not be construed as exhaustive. Neither BKU nor Herald undertakes any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements.  Information on these factors can be found in the 2010 Annual Reports on Form 10-K of BKU and HNB, and in the Quarterly Reports on Form 10-Q of BKU and HNB, filed by BKU with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website (www.sec.gov) and filed by HNB with the Office of the Comptroller of the Currency (the “OCC”) and available at HNB’s website (www.heraldnb.com).

Additional Information

In connection with the proposed merger, BKU will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Herald and a Prospectus of BKU, as well as other relevant documents concerning the proposed transaction.  INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY BKU WITH THE SEC AND BY HNB WITH THE OCC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BKU and Herald at the SEC’s website (http://www.sec.gov), and with respect to Herald, its website (www.heraldnb.com).  You will also be able to obtain these documents, free of charge, at http://www.bankunited.com under the tab “About Us” and then under the heading “Investor Relations” and then under “SEC Filings.”  Copies of the Proxy Statement/Prospectus and the SEC and OCC filings that will be incorporated by reference in the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Douglas J. Pauls, 14817 Oak Lane, Miami Lakes, FL 33016, (305) 461-6841.

BKU and Herald and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Herald in connection with the proposed merger.  Information about the directors and executive officers of BKU is set forth in the Annual Report on Form 10-K of BKU for the year ended December 31, 2010, as filed with the SEC on March 31, 2011.  Information about the directors and executive officers of Herald is set forth in the proxy statement for Herald’s 2011 annual meeting of stockholders, as filed with the OCC and posted on Herald’s website and dated April 22, 2011.  Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.

Contacts

BankUnited, Inc.

Douglas J. Pauls
Tel: (305) 461-6841
dpauls@bankunited.com

Herald National Bank

Michael Carleton
Tel: (646) 521-6236
mcarleton@heraldnb.com